As filed with the Securities and Exchange Commission on March 9, 2021.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	33-0971591
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2155 Park Blvd., Palo Alto, California 94306

(Address, including zip code, of principal executive offices)

(650) 272-6138

(Registrant’s telephone number, including area code)

Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Equity Incentive Plan

Eiger BioPharmaceuticals, Inc. 2013 Employee Stock Purchase Plan

David A. Cory

President and Chief Executive Officer

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(650) 272-6138

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Carlton Fleming

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
– Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 EIP”)	1,693,924 (3)	$8.87	$15,025,105.88	$1,640.00
– Eiger BioPharmaceuticals, Inc. 2013 Employee Stock Purchase Plan, as amended (the “2013 ESPP”)	165,000 (4)	$8.87	$1,463,550.00	$160.00
Total	1,858,924		$16,488,655.88	$1,800.00

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock (the “Common Stock”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on March 5, 2021, in accordance with Rule 457(c) of the Securities Act.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2013 EIP on January 1, 2021 pursuant to an “evergreen” provision contained in the 2013 EIP. Pursuant to such provision, on the first day of each fiscal year, ending on (and including) January 1, 2026, the number of shares authorized for issuance under the 2013 EIP is automatically increased by a number equal to: (a) 5% of the total number of shares of capital stock outstanding on the last day of the preceding fiscal year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2013 ESPP on January 1, 2021 pursuant to an “evergreen” provision contained in the 2013 ESPP. Pursuant to such provision, on January 1st of each year, ending on (and including) January 1, 2026, the number of shares authorized for issuance under the 2013 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year; (b) 165,000 shares; or (c) such lesser number of shares of Common Stock as is determined by the Registrant’s Board for the applicable year.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering (a) 1,693,924 shares of Common Stock issuable to eligible persons under the 2013 EIP, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on January 30, 2014 (File No. 333-193662), March 31, 2015 (File No.  333-203154), April 29, 2016 (File No. 333-211009), August 11, 2017 (File No. 333-219936), May 11, 2018 (File No. 333-224872), March 14, 2019 (File No. 333-230287) and March 13, 2020 (File No. 333-237156), and (b) 165,000 shares of Common Stock issuable to eligible persons under the 2013 ESPP, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on January 30, 2014 (File No. 333-193662), March 31, 2015 (File No. 333-203154), April 29, 2016 (File No. 333-211009), August 11, 2017 (File No. 333-219936), May 11, 2018 (File No. 333-224872), March 14, 2019 (File No. 333-230287) and March 13, 2020 (File No. 333-237156) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2013 EIP and 2013 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Celladon Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36183), filed with the SEC on February 10, 2014).

4.2	Amended and Restated Bylaws of Celladon Corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-36183), filed with the SEC on February 10, 2014).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Celladon Corporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (File No. 001-36183), filed with the SEC on March 23, 2016).

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Celladon Corporation (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K (File No. 001-36183), filed with the SEC on March 23, 2016).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File No. 333-191688), originally filed with the SEC on October 29, 2013).

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	Eiger BioPharmaceuticals, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form 10-Q (File No. 001-36183), filed with the SEC on November 8, 2016).

99.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 (File No. 333-193662), filed with the SEC on January 30, 2014).

99.3	Eiger BioPharmaceuticals, Inc 2013 Employee Stock Purchase Plan, as amended (incorporated by reference to Appendix A to the Schedule 14A Information (File No. 001-36183), filed with the SEC on July 22, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the day of March 9, 2021.

EIGER BIOPHARMACEUTICALS, INC.

By:	/s/ David A. Cory
David A. Cory President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Cory, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Cory David A. Cory	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2021

/s/ Sriram Ryali Sriram Ryali	Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2021

/s/ Thomas J. Dietz Thomas J. Dietz	Chairman of the Board of Directors	March 9, 2021

/s/ Evan Loh Evan Loh	Member of the Board of Directors	March 9, 2021

/s/ Jeffrey S. Glenn Jeffrey S. Glenn	Member of the Board of Directors	March 9, 2021

/s/ David Apelian David Apelian	Member of the Board of Directors	March 9, 2021

/s/ Christine Murray Christine Murray	Member of the Board of Directors	March 9, 2021

/s/ Amit K. Sachdev Amit K. Sachdev	Member of the Board of Directors	March 9, 2021